EXHIBIT 10.8

          SECOND AMENDMENT TO EMPLOYMENT AGREEMENT


     This Second Amendment to Employment Agreement is made and entered into effective as of the 28th day of April, 1997, by and between CAPITAL FACTORS HOLDING, INC., a Florida corporation (the
"Company"), CAPITAL FACTORS, INC., a Florida corporation
("Factors"), and JOHN W. KIEFER (hereinafter called the
"Executive").

                           RECITALS
                           --------

     WHEREAS, the Company and the Executive entered into an Employment Agreement (the "Employment Agreement") pursuant to which the Executive renders certain services to the Company; and WHEREAS, the Company and the Executive desire to amend the Employment Agreement in accordance with the terms of this Amendment.

     NOW, THEREFORE, in consideration of the mutual promises and covenants set forth in this Amendment, and other good and valuable consideration, the parties to this Amendment agree as follows:

     1. All capitalized terms in this Amendment shall have the same meaning as in the Employment Agreement, unless otherwise specified.

     2. Section 3.3(f) of the Agreement is hereby amended to read as follows:

         "(f)The Executive shall be entitled to receive the estimated amount of the Incentive Compensation (the "Estimated Incentive Compensation"), net of any withholding and other taxes, within fifteen (15) days after the end of each year during the Term, such Estimated Incentive Compensation to be determined by the Compensation Committee based on the Company's unaudited consolidated financial statements as reviewed and approved by the Board. In no event shall the Estimated Incentive Compensation exceed the amount, if any, by which (i) $1,000,000 exceeds (ii) all remuneration, other than the Incentive Compensation, payable to the Executive that is required to be taken into account in determining the maximum amount of such remuneration that may be deducted by the Company under Section 162(m) of the Code for the year for which the Incentive Compensation is payable. The Estimated Incentive Compensation will be subject to upward or downward adjustment based on the Company's annual audited consolidated financial statements from the Company's independent certified public accountants (the


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"Adjustment").  The Adjustment shall be paid by the Executive to the Company, or shall be paid by the Company to the Executive, as the case may be, within fifteen (15) days of receipt of the Company's audited consolidated financial statements, but in no event prior to the date on which the Compensation Committee of the Company has certified in writing that the performance goals upon which the Incentive Compensation is based have been met. In the event the Executive does not reimburse the Company for any Adjustment within such fifteen-day period, the Company shall have the right to offset the Adjustment against any other payments due to the Executive hereunder."

     3. A new paragraph (g) is hereby added to Section 3.3 of the Agreement, to read as follows:

         "(g)  For purposes of determining the Executive's
Incentive Compensation for any year during the Term:

               (i) the Executive's Base Salary taken into account shall be equal to the Executive's Base Salary as of March 31 of the calendar year for which the Incentive Compensation is payable, and

               (ii) the maximum amount of Base Salary that may be taken into account shall be $600,000."

     4. Section 3.4 of the Agreement is hereby amended by adding the following paragraphs to the end thereof:

               "For purposes of determining the Deferred
Compensation earned for any year during the Term:

               (i) the Executive's Base Salary taken into account shall be equal to the Executive's Base Salary as of the March 31 of the calendar year for which the Deferred Compensation is payable, and

               (ii) the maximum amount of Base Salary that may be taken into account shall be $600,000.

                In no event shall any Deferred Compensation earned for any year be paid prior to the date on which the Compensation and Benefits Committee of the Company has certified in writing that the performance goals upon which the Deferred Compensation is based have been met."

     5. Section 3.6 of the Agreement is hereby amended to read as follows:

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         "3.6  EVENT OF NON-DEDUCTIBILITY.

               SECTION 162(M) LIMITS. Notwithstanding any other provision of this Agreement, if the Company becomes a separate publicly-held corporation (a "Separate Publicly Held Corporation") for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended, and the regulations thereunder (collectively, "Section 162(m)"), then for each calendar year that ends after the first regularly scheduled meeting of the Company's shareholders that occurs more than 12 months after the Company becomes a Separate Publicly Held Corporation, payment of the portion (the "Section 162(m) Portion") of the Executive's Incentive Compensation and Deferred Compensation that would not otherwise be deductible by reason of Section 162(m) (determined after taking into account all other remuneration required to be taken into account under Section 162(m) for the year), shall be subject to the following conditions:
(i) the performance goals set forth in Sections 3.3 and 3.4 that must be satisfied in order for the Section 162(m) Portion to be earned for that year shall be subject to the approval of, and may be modified by, the Compensation Committee of the Company, at such times as may be required for the Section 162(m) Portion to be deductible under Section 162(m); (ii) payment of the Section 162(m) Portion shall be subject to the approval by the shareholders of the Company of the material terms of the performance goals relating to the Section 162(m) Portion before the Section 162(m) Portion is paid; and (iii) the maximum amount of Incentive Compensation and Deferred Compensation payable to the Executive is as set forth in Sections 3.3 and 3.4 and Exhibits "C" and "D". In addition, the grant of options to purchase shares of Common Stock pursuant to
Section 4.5 hereof shall be subject to and conditioned upon (i) the approval by either the Stock Option Committee of Capital Bancorp before the Company becomes a Separate Publicly Held Corporation or the Compensation Committee of the Company after the Company becomes a Separate Publicly Held Corporation, and (ii) the approval by shareholders of the Company after the Company becomes a Separate Publicly Held Corporation, of a stock option plan pursuant to which the options shall be granted.

     6. All other terms and conditions of the Employment Agreement shall remain the same.




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     IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed effective as of the day and year first above written.

                                     COMPANY:

                                     CAPITAL FACTORS HOLDING, INC.


                                     By:       /s/ Javier J. Holtz
                                         --------------------------
                                         Javier J. Holtz

                                     FACTORS:

                                     CAPITAL FACTORS, INC.


                                     By:       /s/ Javier J. Holtz
                                         --------------------------
                                         Javier J. Holtz

                                     EXECUTIVE:

                                     By:       /s/ John W. Kiefer
                                         --------------------------
                                         John W. Kiefer









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